SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 20, 2009 (February 17, 2009)

MBIA INC.
(Exact name of registrant as specified in its charter)

Connecticut	1-9583	06-1185706
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

113 King Street, Armonk, New York	10504
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:
914-273-4545

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01     REGULATION FD DISCLOSURE.

MBIA Inc. (the “Company”) issued a press release and a Letter to Owners on February 18, 2009. A copy of the press release is attached as Exhibit 99.1 hereto and a copy of the Letter to Owners is attached as Exhibit 99.2 hereto.

The information in the press release and Letter to Owners is being furnished, not filed, pursuant to Item 7.01 of Form 8-K. Accordingly, the information in Item 7.01 of this Current Report, including Exhibits 99.1 and 99.2, will not be incorporated by reference into any registration statement filed by the Company under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated by reference.

Item 8.01     OTHER EVENTS.

The Transformation

On February 17, 2009, the Company established a new U.S. public finance financial guarantee insurance company by restructuring (the “Transformation”) its principal insurance subsidiary, MBIA Insurance Corporation (“MBIA Corp.”).  As part of the Transformation, the stock of MBIA Insurance Corp. of Illinois (“MBIA Illinois”), a financial guarantee insurance company that was acquired by the Company in 1989 and was a direct subsidiary of MBIA Corp., was transferred by MBIA Corp. to the Company, then contributed by the Company to a newly established intermediate holding company which is itself a subsidiary of the Company.  MBIA Illinois is expected to be renamed National Public Finance Guarantee Corporation.

As part of the Transformation, on February 17, 2009, MBIA Corp. and MBIA Illinois entered into a Quota Share Reinsurance Agreement effective January 1, 2009 (the “MBIA Corp. Reinsurance Agreement”) pursuant to which MBIA Corp. ceded all of its U.S. public finance business to MBIA Illinois, including by assigning to MBIA Illinois pursuant to a separate assignment agreement its rights and obligations with respect to the U.S. public finance business of Financial Guaranty Insurance Company (“FGIC”) that was reinsured by MBIA pursuant to a reinsurance agreement with FGIC (the “FGIC Reinsurance Agreement”).  The MBIA Corp. Reinsurance Agreement is filed as Exhibit 99.3 to this Form 8-K and any description of it in this Form 8-K is qualified in its entirety by the agreement. The portfolio transferred to MBIA Illinois by reinsurance or through the assignment of the FGIC Reinsurance Agreement consists entirely of U.S. public finance business with total net par outstanding of approximately $537 billion (as of September 30, 2008).  The reinsurance and assignment transactions between MBIA Corp. and MBIA Illinois, which became effective as of January 1, 2009, enable covered policyholders and certain ceding insurers to make claims for payment directly against MBIA Illinois in accordance with the terms of the cut-through provisions of the MBIA Corp. Reinsurance Agreement and the FGIC Reinsurance Agreement.  Under the terms of the cut-through provision in each of those agreements, the covered policyholders and ceding insurers are granted a third party beneficiary right under the agreement with respect to the applicable cut-through provision only.

The reinsurance and assignment agreements between MBIA Corp. and MBIA Illinois (including the right to make claims for payment directly against MBIA Illinois described in the previous paragraph) can be terminated upon the mutual agreement of MBIA Corp. and MBIA Illinois, which termination is subject to the receipt of insurance regulatory approvals.  In addition, the MBIA Reinsurance Agreement may not be terminated if, after giving effect to the termination, the ratings assigned to the underlying securities or bonds would be downgraded or withdrawn.  MBIA Illinois may also assign the MBIA Reinsurance Agreement under certain circumstances to a reinsurer rated at least as highly as MBIA Illinois, which assignment is subject to the receipt of insurance regulatory approvals. In connection with the Transformation, MBIA Corp. commuted an existing reinsurance agreement with MBIA Illinois pursuant to which MBIA Corp. reinsures 100% of all of the policies of MBIA Illinois.  The commutation is effective as of January 1, 2009.  No penalties were incurred in connection with the commutation.

To provide additional protection for its municipal bond policyholders, MBIA Illinois has also issued a second-to-pay policy for the benefit of the policyholders covered by the FGIC Reinsurance Agreement (the “FGIC Second-to-Pay Policy”) and a second-to-pay policy for the benefit of the policyholders and ceding insurers covered by the MBIA Corp. Reinsurance Agreement (the “MBIA Corp. Second-to-Pay Policy”). The second-to-pay policies, which are a direct obligation of MBIA Illinois, will be held by The Bank of New York Mellon as insurance trustee. These policies provide that if MBIA Corp. or FGIC, as applicable, does not pay valid claims to these policyholders and ceding insurers under the relevant underlying policies or assumed reinsurance agreements, as applicable, these policyholders and ceding insurers will then be able to make a claim for payment directly against MBIA Illinois under the applicable second-to-pay policy.

The MBIA Corp. Second-to-Pay Policy (including the right to make claims for payment directly against MBIA Illinois) will be deemed cancelled immediately and automatically, without any further action on the part of MBIA Illinois, in the event that the MBIA Corp. Reinsurance Agreement is terminated.  In addition, coverage under the MBIA Corp. Second-to-Pay Policy shall be deemed cancelled in the event that the MBIA Corp. Reinsurance Agreement is assigned in accordance with its terms and, after giving effect to such assignment, the ratings on the underlying securities will not be downgraded or withdrawn.  The FGIC Second-to-Pay Policy (including the right to make claims for payment directly against MBIA Illinois) will be deemed cancelled immediately and automatically, without any further action on the part of MBIA Illinois, in the event that the assignment agreement or the underlying FGIC Reinsurance Agreement is terminated.  In addition, coverage under the FGIC Second-to-Pay Policy shall be deemed cancelled in the event that MBIA Illinois' obligations under the assignment agreement are assigned and, after giving effect to such assignment, the ratings on the underlying securities will not be downgraded or withdrawn.

In connection with the reinsurance and assignment transactions, MBIA Corp. paid to MBIA Illinois approximately $2.89 billion (which is equal to the net unearned premium, loss and loss adjustment expense reserves, net of the ceding commission) as a premium to reinsure the policies covered by the reinsurance and assignment agreements. MBIA Corp. received a 22 percent ceding commission on the unearned premium reserve. In addition to the $2.89 billion, MBIA Illinois has been further capitalized with $2.09 billion from funds distributed by MBIA Corp. to the Company, as a dividend and return of capital, which MBIA Inc. in turn contributed through an intermediate holding company to MBIA Illinois. In addition to a transfer of public finance and other staff to MBIA Illinois from MBIA Corp., MBIA Illinois has entered into services agreements with MBIA Corp. to provide to each other certain administrative and other support services.

MBIA Corp. and MBIA Illinois received the required regulatory approvals from New York and Illinois prior to executing this restructuring. MBIA Corp. will continue to insure its remaining book of structured finance and international business, as well as the Guaranteed Investment Contracts and Medium Term Notes managed by MBIA Asset Management. MBIA Inc.’s other operations consist of the existing global structured finance, non-U.S. public finance and asset management businesses.

Liquidity Facility

On February 17, 2009, the Company terminated a program of simultaneous repurchase and reverse repurchase transactions with MBIA Corp.  Approximately $1.5 billion in aggregate purchase price of assets of the Company were transferred from the terminated program to a new program of simultaneous repurchase and reverse repurchase transactions of up to $2 billion in aggregate purchase price (the “Facility”) entered into between the Company and MBIA Illinois on February 17, 2009.  No penalties were incurred in connection with the termination. The Facility is substantially the same as the program of simultaneous repurchase and reverse repurchase transactions with MBIA Corp. that was terminated on the same date.  Under the Facility, MBIA Illinois earns a fee for delivering primarily government securities to the Company in exchange for receiving other fixed-income securities.  The Facility is designed to enhance the liquidity of the Company.

Ratings Agency Announcements

          Moody’s

On February 18, 2009, following the Company’s announcement of the Transformation, Moody’s Investors Service, Inc. (“Moody’s”) announced its affirmation of the Company's Ba1 senior debt rating and maintenance of its developing outlook, and downgraded the following ratings of MBIA Corp. and its subsidiaries other than MBIA Illinois, whose Baa1 rating Moody’s placed on review for possible upgrade:

  MBIA Corp. -- insurance financial strength to B3, from Baa1; surplus notes to Caa2, from Baa3; and preferred stock to Caa3, from Ba2;
  Capital Markets Assurance Corporation -- insurance financial strength to B3, from Baa1;
  MBIA UK Insurance Limited -- insurance financial strength to B3, from Baa1;
  MBIA México, S.A. de C.V. -- insurance financial strength to B3, from Baa1; and national scale insurance financial strength to B1.mx, from Aa1.mx;
  MBIA Assurance S.A. -- insurance financial strength to B3, from Baa1. According to Moody's, the rating of MBIA Assurance S.A. will be withdrawn to reflect its absorption by MBIA UK Insurance Limited because all of its assets and liabilities including all of its outstanding financial guaranty insurance policies, have been transferred to MBIA UK Insurance Limited.

In its press release, Moody’s cited two primary factors for its downgrade of MBIA Corp.: “First is the guarantor's substantial reduction in claims-paying resources relative to the remaining higher-risk exposures in its insured portfolio, given the removal of capital, and the transfer of unearned premium reserves associated with the ceding of its municipal portfolio to MBIA Illinois. Second is the continued deterioration of the firm's insured portfolio of largely structured credits, with stress reaching sectors beyond residential mortgage-related securities.” In addition, Moody’s stated that MBIA Corp.'s developing outlook “reflects the potential for further deterioration in the insured portfolio” and “incorporates positive developments that could occur over the near to medium term, including greater visibility about mortgage performance, the possibility of commutations or terminations of certain ABS CDO exposures, and/or successful remediation efforts on poorly performing RMBS transactions.”   Moody’s also noted that the developing outlook is also based on “the potential for various initiatives being pursued at the US federal level to mitigate the rising trend of mortgage loan defaults.”

As a result of the ratings action, the Moody's-rated securities that are guaranteed by MBIA Corp. are also downgraded to B3, except those with higher public underlying ratings. With respect to municipal obligations wrapped by MBIA Corp. that are reinsured by MBIA Illinois, Moody's stated that “it is in the process of reviewing the Reinsurance Agreement between MBIA Illinois and MBIA Corp and other documentation to determine whether it is appropriate to assign the insurance financial strength rating of MBIA Illinois to these obligations. We will issue further guidance on our approach to rating these securities in the near future.”

For all other transactions wrapped by MBIA Corp., Moody's announced that it will withdraw the ratings for which there are no published underlying ratings in accordance with current rating agency policy. For these transactions, if the rating of MBIA Corp. should subsequently move back into the investment grade range, or if the agency should subsequently publish the underlying rating, Moody's would reinstate the rating to the wrapped instruments. Because of the large volume of rating changes resulting from today's actions, Moody’s indicated that it may take some time for Moody's to update impacted ratings in their ratings database.

Moody’s indicated that its review for upgrade of MBIA Illinois' Baa1 insurance financial strength rating “reflects upward rating pressure following the group's restructuring, stemming from the company's substantial claims-paying resources relative to its insured portfolio of high-quality municipal exposures. The review also includes the possibility of improved business prospects for MBIA Illinois in light of the company's municipal-only focus and strong risk-adjusted capital adequacy.” Moody's said that the potential for upward rating movement is tempered, however, “by the significant challenges facing both MBIA Illinois and the financial guaranty industry in general, and “any upward rating revision would likely be limited to the single-A range.” During its review, Moody's indicated that it “will evaluate the impact of MBIA's restructuring on the future business prospects of MBIA Illinois. As part of the review process, Moody's will consider the company's ability to regain market confidence, as well as the potential for and impact of any legal challenges coming from the counterparties of MBIA Corp.”

In announcing its affirmation of the Company's Ba1 senior debt rating and maintenance of its developing outlook, Moody’s noted that the actions “reflect the group's evolving risk profile.”  Moody’s cited the following factors in the affirmation: “The corporate restructuring may strengthen MBIA Inc.'s risk profile by sheltering its investment in MBIA Illinois from the risks of MBIA Corp. The creation of a strongly capitalized and dedicated municipal insurer also increases the likelihood of regaining market traction. At the same time, continued deterioration in the group's structured finance portfolio, as well as uncertainty about the group's ability to firewall losses within MBIA Corp., could hurt MBIA Inc.'s credit profile.”

          S&P

On February 18, 2009, following the Company’s announcement of the Transformation, Standard & Poor's Ratings Services (“S&P”) announced that it had lowered its counterparty credit, financial strength, and financial enhancement ratings on MBIA Corp. and its subsidiaries Capital Markets Assurance Corporation, MBIA UK Insurance Limited and MBIA Assurance S.A. to BBB+ from AA with a negative outlook. At the same time, S&P lowered its counterparty credit and financial strength ratings on MBIA Illinois to AA- from AA and placed them on CreditWatch with developing implications and lowered its counterparty credit rating on the Company to BB+ from A- with a negative outlook.  In addition, S&P lowered its counterparty credit and financial strength ratings on Municipal Bond Insurance Association (the “Association”) to AA- from AA and placed the ratings on CreditWatch developing, mirroring the action taken on MBIA Illinois.

S&P noted that the downgrade of MBIA Illinois reflects its view of both “its uncertain business prospects and its capital, which is marginally below our ‘AA' standard,” and noted that “[f]rom a future business production perspective, we believe that MBIA Illinois’ competitive position may suffer from legacy MBIA performance. In addition, there is uncertainty regarding investors' acceptance of the restructuring and ring-fencing plan.”

S&P also noted that it downgraded MBIA Corp. because of its view that “its retained insured portfolio lacks sufficient sector diversity and with time could become more concentrated.” In addition, S&P cited the following factors in its downgrade decision: “[Its] 2005–2007 vintage direct RMBS, CDO of ABS, and other structured exposures are subject to continued adverse loss development that could erode capital adequacy. Supporting the debt-service needs of the holding company might also place pressure on capital adequacy. We believe that there is a strong incentive for MBIA [Corp.] to maintain an orderly runoff of its book of business so as not to damage the franchise value of the newly launched public finance only subsidiary. To this end, from a risk-management perspective, management has indicated that it will retain sufficient experienced staff to support surveillance and remediation efforts.”

S&P also noted that the negative outlook on MBIA Corp. reflects their view that “adverse loss development on the structured finance book could continue” and that “[a] revision of the outlook to stable will depend on, among other factors, greater certainty of ultimate potential losses as well as the orderly runoff of the book of business.”  S&P indicated that it could raise the rating on MBIA Illinois “if it successfully raises capital and credibly ring fences its operations from MBIA [Corp.],” but noted that “any rating action based on these factors would most likely remain within the 'AA' category” and that “[i]f MBIA [Illinois] is not able to raise capital or if legal challenges impair management's restructuring efforts, we could lower the ratings.”

Item 9.01     FINANCIAL STATEMENTS AND EXHIBITS.

99.1  Press Release issued by MBIA Inc. dated  February 18, 2009.

99.2  Letter to Owners from Jay Brown, Chairman and Chief Executive Officer of the Company, dated February 18, 2009.

99.3 Quota Share Reinsurance Agreement between MBIA Insurance Corporation and MBIA Insurance Corp. of Illinois dated February 17, 2009.

FORWARD-LOOKING AND CAUTIONARY STATEMENTS

This current report of MBIA Inc. includes statements that are not historical or current facts and are “forward-looking statements” made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The words “believe,” “anticipate,” “project,” “plan,” “expect,” “intend,” “will likely result,” “looking forward” or “will continue,” and similar expressions identify forward-looking statements. These statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical earnings and those presently anticipated or projected. The Company cautions readers not to place undue reliance on any such forward-looking statements, which speak only to their respective dates. The following are some of the factors that could affect financial performance or could cause actual results to differ materially from estimates contained in or underlying the Company’s forward-looking statements: the possibility that the Company will experience severe losses due to the continued deterioration in the performance of residential mortgage-backed securities and collateralized debt obligations; fluctuations in the economic, credit, interest rate or foreign currency environment in the United States and abroad; level of activity within the national and international credit markets; competitive conditions and pricing levels; legislative or regulatory developments; technological developments; changes in tax laws; changes in the Company’s credit ratings; the effects of mergers, acquisitions and divestitures; and uncertainties that have not been identified at this time. The Company undertakes no obligation to publicly correct or update any forward-looking statement if it later becomes aware that such results are not likely to be achieved. The reader should, however, consult any further disclosures the Company may make in its future filings of its reports on Form 10-K, Form 10-Q and Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MBIA INC.

		By:	/s/ Ram D. Wertheim
Ram D. Wertheim
Chief Legal Officer

Date:	February 20, 2009

EXHIBIT INDEX TO CURRENT REPORT ON FORM 8-K
Dated February 20, 2009

Exhibit 99.1	Press Release issued by MBIA Inc., dated February 18, 2009.

Exhibit 99.2	Letter to Owners from Jay Brown, Chairman and Chief Executive Officer of MBIA Inc., dated February 18, 2009.

Exhibit 99.3	Quota Share Reinsurance Agreement between MBIA Insurance Corporation and MBIA Insurance Corp. of Illinois dated February 17, 2009.